Listing Report:Supplement No. 11 dated Jan 17, 2011 to Prospectus dated Jan 12, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jan 12, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jan 12, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 490744
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	1.55%
Term:	36 months

Lender yield:	5.55%	Borrower rate/APR:	6.55% / 6.89%	Monthly payment:	$460.08

Lender servicing fee:	1.00%	Effective Yield*:	5.55%
		Estimated return*:	4.00%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Nov-1987	Debt/Income ratio:	21%
Credit score:	800-819 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 10	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	51	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,910	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	Yes
Screen name:	liberty-euphoria	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards for good!!
Purpose of loan:
This loan will be used to refinance credit card debt averaging 18% interest rate, with an equivalent monthly payment amount, for a 2/3 savings in monthly interest expense.

My financial situation:
I am a good candidate for this loan because I'm a fully employed business professional who's worked for 20 years to build and maintain my professional and financial status, and I'll continue to improve my overall personal and financial situation, not destroy it with bad decisions. I'm happy to answer any questions you may have. All commercial debts are in repayment and current, including 3 credit cards with large balances, 2 store cards with small balances, a mortgage, a student loan, and 3 other revolving accounts with $0 balances which are candidates for closure as other accounts are refinanced and paid down. Monthly budget includes $700 free cash flow at end of each month. Never had a bankruptcy, charge-off, or unpaid debt and I have no intention of starting now. I look forward to working with you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490798
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.49%	Borrower rate/APR:	14.49% / 16.65%	Monthly payment:	$258.12

Lender servicing fee:	1.00%	Effective Yield*:	13.26%
		Estimated return*:	7.31%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1998	Debt/Income ratio:	32%
Credit score:	720-739 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	6y 7m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,476	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	No
Screen name:	relentless-loot2	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Cons
Purpose of loan:
This loan will be used to consolidate credit card debt.

My financial situation:

Monthly net income: $3500

Monthly expenses: $
??Housing: $703
??Insurance: $183
??Car expenses: $505
??Utilities: $50
??Phone, cable, internet: $60
??Food, entertainment: $100
??Clothing, household expenses $50
??Credit cards and other loans: $800

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490908
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,000	Estimated loss*:	14.20%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	15.37%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1984	Debt/Income ratio:	47%
Credit score:	700-719 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	10 / 8	Length of status:	36y 0m
Amount delinquent:	$1,108	Total credit lines:	36	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,062	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	57%
		Homeownership:	Yes
Screen name:	visionary-contract0	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
cc
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 491036
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$285.74

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1994	Debt/Income ratio:	16%
Credit score:	700-719 (Jan-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$48,449	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	peaceful-return033	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate debt.

My financial situation:
I am a good candidate for this loan because I have a very stable job in the IT industry and will have no problem making the monthly payments. I also have about 150,000+ equity in my home.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 2450
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 491060
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$8,400	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	16.49%	Borrower rate/APR:	17.49% / 18.91%	Monthly payment:	$301.40

Lender servicing fee:	1.00%	Effective Yield*:	16.20%
		Estimated return*:	10.25%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1995	Debt/Income ratio:	15%
Credit score:	780-799 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	14y 4m
Amount delinquent:	$0	Total credit lines:	41	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$936	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	46%
		Homeownership:	Yes
Screen name:	impressive-finance7	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate debt

My financial situation:
I am a good candidate for this loan because I have a secure, steady job with the US Postal Services and have always paid my bills.

Monthly net income: $ 2600? + spouse's income $1200

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 150
??Car expenses: $?100
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 250
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 380
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490795
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,200.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,940	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 28.49%	Monthly payment:	$166.97

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	13.60%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-1985	Debt/Income ratio:	7%
Credit score:	660-679 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	20y 9m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$120,197	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	91%
		Homeownership:	No
Screen name:	social-tower	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,200.00	< 31 days late:	0 ( 0% )	660-679 (Mar-2010) 660-679 (Feb-2010)
Principal balance:	$2,679.59	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Paying refinance closing costs
Purpose of loan:
This loan will be used to pay closing costs on a refinance I am working on for my home along with federal taxes I will owe shortly by not having enough taxes with held from working a second job.? Due falling home prices, I am unable to roll the closing costs into the loan without throwing the LTV off. But, the refinance will benefit me with a .60 percent reduction so I want to get this done.

$2600.00 closing costs
$1600.00 2010 federal taxes

My financial situation:
I am a good candidate for this loan because I have been at my current employer (federal governement) for the past 21 years working in law enforcement? Additionally, I work a second job every other weekend in a comparable field which I have worked part time for 19 years.? I have been a homeowner for the past 18 years and in my current home for the past 12 years.

I am trusting and have all the means to pay this loan back.? My current Prosper Loan shows a flawless payment record which I stated I would have in that listing.? There is no reason to believe this loan will be any different.

My only debt is my 1st mortgage, a HELOC, a Chase Credit card (small balance) and a Propser loan which is reflected above showing 4 open Lines.? Revolving credit balance of $120,000.00 reflects my HELOC loan of $118,500.00 and a Chase Card with a limit of $1500.00.? No other debt and no other credit cards!

Thanks for considering this request.

Monthly net income: $ 3960.00????

Monthly expenses: $ 2180.00
??Housing: $ 1340.00
??Insurance: $ 120
??Car expenses: $0 (free and clear)?
??Utilities: $ 150
??Phone, cable, internet: $85
??Food, entertainment: $100
??Clothing, household expenses $ 240
??Credit cards and other loans: $?145 (Prosper Loan)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 491039
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	1.55%
Term:	36 months

Lender yield:	5.55%	Borrower rate/APR:	6.55% / 6.89%	Monthly payment:	$766.79

Lender servicing fee:	1.00%	Effective Yield*:	5.55%
		Estimated return*:	4.00%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Nov-2005	Debt/Income ratio:	6%
Credit score:	820-839 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,074	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	23%
		Homeownership:	Yes
Screen name:	gallant-economy9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Borrowing for liquidity -- no risk
Purpose of loan:
This loan will be used to?

I have stellar credit and a large investment portfolio.? This loan is for short/medium-term liquidity -- absolutely no risk of default.

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.